Exhibit 10.9

KiOR, Inc

2011 Long-Term Incentive Plan

Incentive Stock Option Award Agreement

1. Grant of Option

KiOR, Inc. (the “Company”) hereby grants to the Optionee (the “Employee”), an option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Company’s 2011 Long-Term Incentive Plan (the “Plan”), up to the number of shares of Class A Common specified in the Grant Notice at the per share price specified in the Grant Notice (the “Grant Price”). It is intended that the Option shall constitute an incentive stock option as defined in Section 422 of the Code.

2. Relationship to the Plan

This Award Agreement is subject to the terms and conditions set forth in the Plan and any rules and regulations adopted by the Committee from time to time. Any terms used in this Award Agreement and not defined herein have the meanings set forth in the Plan. In the event of an inconsistency between the terms of the Plan and this Award Agreement, the terms of the Plan will control.

3. Vesting

Unless vested on an earlier date as provided in Section 7 hereof, the Option will vest as set forth in the Grant Notice, provided that the Employee has been continuously employed by the Company from the Grant Date through the applicable vesting date.

Notwithstanding the foregoing, however, any portion of the Option not then vested shall vest immediately upon termination if the Employee’s employment with the Company terminates by reason of the Employee’s Disability or death. If the Employee’s employment with the Company terminates other than by reason of Disability or death, the Option (to the extent not then vested) shall be forfeited as of the date the Employee’s employment so terminates.

4. Exercise of Option; Term of Option

An election to exercise the Option shall be in writing, signed by the Employee, and received by the Company at its principal office, accompanied by this Award Agreement, and payment in full of the Grant Price in the manner provided in the Plan. The Employee may purchase less than the number of shares of Common Stock covered hereby, provided that no partial exercise of the Option may be for any fractional share of Common Stock.

In the event of the Employee’s termination of employment with the Company by reason other than the Employee’s Disability or death, the Employee shall have 90 days to exercise the then-vested portion of the Option (if any). In the event of the Employee’s termination of employment by reason of the Employee’s Disability or death, the Employee (or his or her guardian) in the event of Disability, or his or her Beneficiary in the event of death, shall have one year from the date of termination to exercise the Option.

In any event, the Option shall expire and be of no further force and effect on the date that is ten (10) years after the Grant Date specified on the Grant Notice.

5. Stockholder Rights

The Employee shall not have any rights of a stockholder of the Company with respect to the Option, including voting and the right to receive dividends.

6. Disability

Determination of the date of termination of employment by reason of Disability and the satisfaction of the requirements for Disability shall be based on such evidence as the Committee may require and a determination by the Committee of such date of termination and satisfaction shall be final and controlling on all interested parties.

7. Forfeiture

(a) Forfeiture of Option. If the Employee’s employment is terminated prior to the date all of the Option vests pursuant to Section 3, such unvested portion of the Option shall be forfeited immediately, except as provided in this Section. In the event of the Employee’s death or Disability while employed by the Company prior to the date all of the Option vests pursuant to Section 3, all of such unvested portion of the Option shall be immediately vested.

8. Tax Withholding

The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Award Agreement.

9. Non-Transferability

No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Employee. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the Option that does not satisfy the requirements hereunder shall be void and unenforceable against the Company.

Notwithstanding the foregoing, in the case of the Employee’s Disability or death, the Employee’s rights under this Award Agreement may be exercised by the Employee (or his or her guardian) in the event of Disability or his or her Beneficiary in the event of death.

10. Beneficiary

The Employee may designate a beneficiary to exercise any portion of the Option after the Employee’s death, and may change the beneficiary designation from time to time. Beneficiary designations must be duly executed using the proper form designated by the Committee attached hereto as Exhibit A and timely filed with the Company’s General Counsel. If the Employee fails to designate a beneficiary, any portion of the Option that is vested after the Employee’s death will be transferred to the legal representative of the Employee’s estate.

11. Code Section 409A; No Guarantee of Tax Consequences

This Option is intended to be exempt from the provisions of Code Section 409A and the provisions hereof shall be interpreted and administered accordingly. The Company makes no commitment or guarantee to the Employee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Award Agreement.

12. Notices

All notices required or permitted under this Award Agreement shall be in writing and shall be delivered personally or by mailing by registered or certified mail, postage prepaid, to the other party. Notice by mail shall be deemed delivered at the time and on the date the same is postmarked.

Notices to the Company should be addressed to:

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

Attention: General Counsel

Notices to the Employee should be addressed to the Employee at the Employee’s address as it appears on the Company’s records. The Company or the Employee may by writing to the other party, designate a different address for notices.

If the receiving party consents in advance, notices may be transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

13. Headings

The headings in this Award Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Award Agreement.

14. Successors

All obligations of the Company under the Plan with respect to the Option granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15. Governing Law; Restrictions

This Award Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

No Common Stock or other form of payment shall be issued hereunder unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws.

16. Award Agreement Not a Contract

Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company to terminate the Employee’s employment at any time, nor confer upon the Employee any right to continue in the capacity in which the Employee is employed by the Company.

17. Entire Award Agreement; Modification

This Award Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be modified except as provided in the Plan or in a written document executed by both parties.

EXHIBIT A

KIOR, INC.

2011 LONG-TERM INCENTIVE PLAN

Beneficiary Designation Form

The Employee has been awarded an option (“Option”) pursuant to one or more option award agreements (the “Award Agreement(s)”). In the event of the Employee’s death, the Employee hereby designates the Beneficiary(ies) identified below to receive any vested Option granted to the Employee under the Award Agreement(s). Such Option shall be transferred to the Beneficiary(ies) identified below and shall be subject to all the terms and conditions of the applicable Award Agreement(s).

PRIMARY BENEFICIARY. If the Employee designates more than one Primary Beneficiary and one of the Employee’s Primary Beneficiaries predeceases him or her, that person’s share will be allocated pro rata to the Employee’s remaining surviving Primary Beneficiaries. (Please Print)

Name and Address	Date of Award Agmt	# of Option	Social Security Number
1
2
3

If no Primary Beneficiary survives the Employee, the Employee hereby designates the following as Beneficiary.

CONTINGENT BENEFICIARY. If the Employee designates more than one Contingent Beneficiary and one of the Employee’s Contingent Beneficiaries predeceases him or her, that person’s share will be allocated pro rata to the Employee’s remaining surviving Contingent Beneficiaries. (Please Print)

Name and Address	Date of Award Agmt	# of Option	Social Security Number
1
2
3

The Employee reserves the full right to revoke or modify this designation at any time by filing a subsequent written designation. Any Beneficiary Designation Form is effective only when acknowledged and accepted by a representative of the Company. Upon acknowledgment and acceptance by the Company, all previous Beneficiary Designation Forms are hereby revoked.

Employee’s Name (Printed)	Signature of Employee	Date

ACKNOWLEDGMENT AND ACCEPTANCE

	For the Company	Date

A-1